As filed with the Securities and Exchange Commission on September 17, 1996
                                                 Registration No. 33-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         SCICLONE PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)

                 CALIFORNIA                                 94-3116852
(State or other jurisdiction of incorporation            (I.R.S. employer
              or organization)                          identification no.)

                          901 Mariners Island Boulevard
                               San Mateo, CA 94404
                    (Address of principal executive offices)

                             -----------------------

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                             -----------------------

                                 Mark A. Culhane
                   Vice President, Finance and Administration
                         SciClone Pharmaceuticals, Inc.
                          901 Mariners Island Boulevard
                               San Mateo, CA 94404
                                 (415) 358-3456
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:

                               Joshua Pickus, Esq.
                                Venture Law Group
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

========================================================================================================
                         CALCULATION OF REGISTRATION FEE
========================================================================================================
                                             Proposed Maximum     Proposed Maximum
 Title of Securities to be   Amount to be   Offering Price Per   Aggregate Offering        Amount of
        Registered            Registered          Share (1)            Price (1)        Registration Fee
- --------------------------------------------------------------------------------------------------------

Common Stock, no par value     500,000         $9.9375               $4,968,750           $1,714

- --------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h) and 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq National Market on September 13, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are hereby incorporated by reference:

         (a)      The  Registrant's  latest  annual  report  filed  pursuant  to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on January 31, 1992, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.           Description of Securities.  Not applicable.

Item 5.           Interests of Named Experts and Counsel.  Not applicable.

Item 6.           Indemnification of Directors and Officers.

         The Company's Restated Articles of Incorporation provide that the liability of the directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Pursuant to California law, the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its shareholders. However, this provision in the Restated Articles of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under California law. In addition, each director will continue to be subject to liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, (vi) for any transaction that constitutes an illegal distribution or dividend under California law, and (vii) for any transaction involving an unlawful conflict of interest between the director and the Company under California law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

         In addition, the Company's Restated Articles of Incorporation provide that the Company is authorized to provide indemnification of agents (as defined under California law) for breach of duty to the Company and its shareholders through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by California law, subject to the limits on such excess indemnification set forth in California law.

         The Company's Bylaws provide that the Company will indemnify its directors and officers to the maximum extent and in the manner permitted by California law and may indemnify its employees and other agents to the maximum extent and in the manner permitted by California law. Such indemnification is intended to provide the full flexibility available under California law and may, under certain circumstances, include indemnification for negligence, gross negligence and certain types of recklessness. Under California law and the Company's Bylaws, the Company will be permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those expressly available under California law. The Company has entered into agreements with its directors and certain of its officers, including all of its executive officers, that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7.           Exemption from Registration Claimed.  Not applicable.

Item 8.     Exhibits.

               Exhibit
               Number
               ------

                 4.1 1996 Employee Stock Purchase Plan and related forms of Agreement
                 5.1    Opinion of Venture Law Group.
                24.1    Consent of Venture Law Group (included in Exhibit 5.1).
                24.2 Consent of Ernst & Young LLP, Independent Auditors (see p. II-7).
                25.1    Power of Attorney (see p. II-6).

Item 9.     Undertakings.

         The undersigned Registrant hereby undertakes:

                          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                          (2) that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3)  to  remove  from   registration  by  means  of  a
         post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of

1933  and  is,  therefore,   unenforceable.  In  the  event  that  a  claim  for
indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 17th day of September, 1996.

                                       SCICLONE PHARMACEUTICALS, INC.

                                       By: DONALD R. SELLERS
                                           ---------------------------------
                                           Donald R. Sellers
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY


         Each person whose signature appears below constitutes and appoints Donald R. Sellers and Mark A. Culhane, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                 Title                                       Date
- ------------------------------------    ------------------------------------------             ------------------

DONALD R. SELLERS                        Chief Executive Officer and Director                  September 17, 1996
- ------------------------------------      (Principal Executive Officer)
(Donald R. Sellers)

MARK A. CULHANE                          Vice President, Finance and                           September 17, 1996
- ------------------------------------      Administration, Chief Financial
(Mark A. Culhane)                         Officer and Secretary (Principal
                                          Financial and Accounting Officer)

THOMAS E. MOORE                          Chairman of the Board of Directors                    September 17, 1996
- ------------------------------------
(Thomas E. Moore)


JOHN D. BAXTER, M.D.                     Director                                              September 17, 1996
- ------------------------------------
(John D. Baxter, M.D.)


EDWIN C. CADMAN, M.D.                    Director                                              September 17, 1996
- ------------------------------------
(Edwin C. Cadman, M.D.)


JERE E. GOYAN, PH.D.                     Director                                              September 17, 1996
- ------------------------------------
(Jere E. Goyan, Ph.D.)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Purchase Plan of SciClone Pharmaceuticals, Inc. of our report dated January 18, 1996, with respect to the consolidated financial statements of SciClone Pharmaceuticals, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



Palo Alto, California
September 16, 1996

                                INDEX TO EXHIBITS


  Exhibit                                                                   Sequential Page
  Number   Description                                                      No.
  ------   -----------                                                      ---

    4.1    1996 Employee Stock Purchase Plan and related forms of
           Agreement
    5.1    Opinion of Venture Law Group.
   24.1    Consent of Venture Law Group (included in Exhibit 5.1).
   24.2    Consent of Ernst & Young LLP, Independent Auditors (see p.
           II-7).
   25.1    Power of Attorney (see p. II-6).